Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-149297, No. 333-261214, and No. 333-267102 on Forms S-8 of Magyar Bancorp, Inc. and Subsidiary of our report dated December 22, 2022, relating to the consolidated financial statements of Magyar Bancorp, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of Magyar Bancorp, Inc. and Subsidiary for the year ended September 30, 2022.

/s/ RSM US LLP

Philadelphia, Pennsylvania

December 22, 2022

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